Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter 2016

Company reports third quarter revenue of $38.4 million, up 13% year-over-year

BOSTON, MA (November 2, 2016) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended September 30, 2016.

“Brightcove delivered solid third quarter results that met or exceeded our expectations from both a revenue and profitability perspective,” said David Mendels, Chief Executive Officer of Brightcove. “We continue to make good progress against our go-to-market strategy in both our digital marketing and media segments, which is driving our improved business performance.”

Mendels continued, “From a product perspective, we are working hard to deliver even greater value to both our digital marketing and media customers by making significant enhancements and additions to our product portfolio. We are particularly excited about the release of our new dynamic delivery platform over the coming quarters as well as the introduction of our new Brightcove Social product, which is being released in the next two weeks. While we still need to close out the year strong, we believe that our innovation across our product portfolio will continue to separate us from the competition and will drive further adoption of our products.”

Mendels concluded, “Finally, I’m pleased to announce an organizational change within Brightcove. We have named Andy Feinberg as Brightcove’s President and Chief Operating Officer. Andy will now be responsible for both of our business units and all of our customer-facing operations, globally. For the past year Andy has served as our President of International Operations and, together with his teams, has been a driving force behind our strong international growth over this past year. We believe his talents can be leveraged even further worldwide.”

Third Quarter 2016 Financial Highlights:

•	Revenue for the third quarter of 2016 was $38.4 million, an increase of 13% compared to $33.8 million for the third quarter of 2015. Subscription and support revenue was $36.2 million, an increase of 9% compared with $33.2 million for the third quarter of 2015.

•	Gross profit for the third quarter of 2016 was $24.6 million, compared to $22.3 million for the third quarter of 2015, representing a gross margin of 64% for the third quarter of 2016. Non-GAAP gross profit for the third quarter of 2016 was $25.3 million, representing a year-over-year increase of 10% and a non-GAAP gross margin of 66%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $1.6 million for the third quarter of 2016, compared to a loss of $1.0 million for the third quarter of 2015. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $913,000 for the third quarter of 2016, compared to non-GAAP income of $1.3 million during the third quarter of 2015.

•	Net loss was $1.6 million, or $0.05 per diluted share, for the third quarter of 2016. This compares to a net loss of $1.3 million, or $0.04 per diluted share, for the third quarter of 2015. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $847,000 for the third quarter of 2016, or $0.02 per diluted share, compared to a non-GAAP net income of $1.1 million for the third quarter of 2015, or $0.03 per diluted share.

•	Adjusted EBITDA was $2.0 million for the third quarter of 2016, compared to $2.7 million for the third quarter of 2015. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $2.6 million for the third quarter of 2016, compared to cash flow from operations of $3.8 million for the third quarter of 2015.

•	Free cash flow was $1.2 million after the company invested $1.4 million in capital expenditures and capitalization of internal-use software during the third quarter of 2016. Free cash flow was $3.1 million for the third quarter of 2015.

•	Cash and cash equivalents were $35.2 million as of September 30, 2016 compared to $30.2 million at June 30, 2016.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•	Average revenue per premium customer was $70,000 in the third quarter of 2016. This is an increase of 4% from $67,000 in the comparable period in 2015.

•	Recurring dollar retention rate was 97% in the third quarter of 2016, which was above our historical target in the low to mid 90% range.

•	Ended the quarter with 4,647 customers, of which 1,981 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: Aernow, Expansion SA, Baadl Technologies, Spuul, Book Walker, Next Interactive Media, UKTV, Fairfax Media, Genius, Sony, Time Inc., CRTV, Legacy Research Group, and RLJ Entertainment, among others.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: Aviva, Eaton Corp., Enterprise Holdings, Gaiam, John Wiley & Sons, Kaplan Test Prep & Admissions, Vantiv, ServiceNow, Smithfield Foods, and The Church of Jesus Christ of Latter-Day Saints, among others.

•	Announced the beta availability of the Brightcove Video Connect for Salesforce integration. This latest integration will enable Salesforce users to increase engagement throughout the buying cycle by accelerating time-to-close for sales using video messages, driving greater marketing results by tracking prospect video engagement, and improving customer success by sharing video support cases within existing workflows. Brightcove Video Connect customers will also be able to quickly add videos to Chatter® messages and access a dashboard of their video performance results within Salesforce.

•	Forrester named Brightcove a leader in its Wave for Sales and Marketing Online Video Platforms. Forrester noted that Brightcove has established a platform of best-of-breed technologies for the use of video in sales and marketing operations.

•	Ovum, a leading analyst house covering the intersection of the telecom, media and IT markets, named Brightcove the global market leader among OVPs for premium content owners.

•	Frost & Sullivan awarded Brightcove with the 2016 Market Leadership Award for Global Online Video Platforms (OVP). This is the fourth time in five years that Brightcove has received this award for its ongoing dominance in market share, brand strength and growth, in both product and global expansion.

Business Outlook

Based on information as of today, November 2, 2016, the Company is issuing the following financial guidance:

Fourth Quarter 2016:

•	Revenue is expected to be in the range of $38.5 million to $39.0 million.

•	Non-GAAP income from operations is expected to be in the range of $1.0 million to $1.5 million, which excludes stock-based compensation of approximately $1.9 million and the amortization of acquired intangible assets of approximately $800,000.

•	Adjusted EBITDA is expected to be in the range of $2.3 million to $2.8 million, which excludes stock-based compensation of approximately $1.9 million, the amortization of acquired intangible assets and depreciation of approximately $2.0 million, and other expense and taxes of approximately $300,000.

•	Non-GAAP diluted net income per share is expected to be $0.02 to $0.03, which excludes stock-based compensation of approximately $1.9 million and the amortization of acquired intangible assets of approximately $800,000, and assumes approximately 36.0 million shares outstanding.

Full Year 2016:

•	Revenue is now expected to be in the range of $150.1 million to $150.6 million.

•	Non-GAAP income from operations is now expected to be in the range of $2.3 to $2.8 million, which excludes stock-based compensation of approximately $6.2 million and the amortization of acquired intangible assets of approximately $3.1 million.

•	Adjusted EBITDA for the full year is now expected to be in the range of $7.1 to $7.6 million, which excludes stock-based compensation of approximately $6.2 million, the amortization of acquired intangible assets and depreciation of approximately $7.9 million, and other expense and taxes of approximately $700,000.

•	Non-GAAP diluted net income per share is now expected to be in the range of $0.05 to $0.06, which excludes stock-based compensation of approximately $6.2 million and the amortization of acquired intangible assets of approximately $3.1 million, and assumes approximately 34.8 million shares outstanding.

Supplemental Financial Information

Beginning this quarter, Brightcove is disclosing revenue from our media and digital marketing business units. Previously, Brightcove reported revenue from media and non-media companies based on a customer’s SIC code. In order to provide better clarity and transparency into the company’s business units, Brightcove is now reporting this revenue based on the business unit to which Brightcove has assigned a customer. Brightcove is now also separating Volume revenue into its own category, outside of either business unit. Historical results back to 1Q15 are provided in a table below.

Conference Call Information

Brightcove will host a conference call today, November 2, 2016, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13647441. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$35,192	$27,637
Accounts receivable, net of allowance	22,710	21,213
Prepaid expenses and other current assets	5,802	4,579

Total current assets	63,704	53,429
Property and equipment, net	9,501	8,689
Intangible assets, net	11,753	13,786
Goodwill	50,776	50,776
Deferred tax asset	80	63
Restricted cash	201	201
Other assets	956	724

Total assets	$136,971	$127,668

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,659	$3,302
Accrued expenses	14,426	12,849
Capital lease liability	551	850
Equipment financing	304	—
Deferred revenue	34,690	29,836

Total current liabilities	53,630	46,837
Deferred revenue, net of current portion	5	95
Other liabilities	2,033	2,601

Total liabilities	55,668	49,533
Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	229,004	220,458
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(644)	(888)
Accumulated deficit	(146,220)	(140,597)

Total stockholders’ equity	81,303	78,135

Total liabilities and stockholders’ equity	$136,971	$127,668

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Subscription and support revenue	$36,203	$33,184	$105,936	$96,912
Professional services and other revenue	2,186	653	5,705	2,658

Total revenue	38,389	33,837	111,641	99,570
Cost of revenue: (1) (2)
Cost of subscription and support revenue	11,691	10,314	35,041	31,017
Cost of professional services and other revenue	2,086	1,198	5,453	3,645

Total cost of revenue	13,777	11,512	40,494	34,662

Gross profit	24,612	22,325	71,147	64,908

Operating expenses: (1) (2)
Research and development	7,704	7,233	22,385	22,320
Sales and marketing	13,334	11,664	39,845	34,406
General and administrative	5,126	4,391	14,190	14,761
Merger-related	—	62	21	138

Total operating expenses	26,164	23,350	76,441	71,625

Loss from operations	(1,552)	(1,025)	(5,294)	(6,717)
Other expense, net	(5)	(127)	(127)	(780)

Net loss before income taxes	(1,557)	(1,152)	(5,421)	(7,497)
Provision for income taxes	61	123	202	255

Net loss	$(1,618)	$(1,275)	$(5,623)	$(7,752)

Net income (loss) per share—basic and diluted	$(0.05)	$(0.04)	$(0.17)	$(0.24)

Weighted-average shares—basic and diluted	33,345	32,636	32,956	32,560

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$94	$30	$204	$101
Cost of professional services and other revenue	69	79	158	131
Research and development	372	400	942	1,060
Sales and marketing	651	843	1,630	1,764
General and administrative	495	171	1,331	1,256

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$507	$508	$1,523	$1,523
Research and development	32	31	95	94
Sales and marketing	245	235	715	736

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(5,623)	$(7,752)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,901	6,898
Stock-based compensation	4,265	4,312
Provision for reserves on accounts receivable	233	317
Loss on disposal of equipment	—	45
Changes in assets and liabilities:
Accounts receivable	(1,441)	1,050
Prepaid expenses and other current assets	(1,720)	(441)
Other assets	(200)	(478)
Accounts payable	(17)	1,001
Accrued expenses	1,953	(1,660)
Deferred revenue	4,278	957

Net cash provided by operating activities	7,629	4,249

Investing activities
Cash paid for purchase of intangible asset	(300)	—
Purchases of property and equipment, net of returns	(1,194)	(2,479)
Capitalization of internal-use software costs	(2,940)	(1,020)

Net cash used in investing activities	(4,434)	(3,499)

Financing activities
Proceeds from exercise of stock options	4,392	72
Payments of withholding tax on RSU vesting	(216)	(48)
Proceeds from equipment financing	604	1,704
Payments on equipment financing	(196)	(576)
Payments under capital lease obligation	(682)	(988)

Net cash provided by financing activities	3,902	164

Effect of exchange rate changes on cash and cash equivalents	458	(42)

Net increase in cash and cash equivalents	7,555	872
Cash and cash equivalents at beginning of period	27,637	22,916

Cash and cash equivalents at end of period	$35,192	$23,788

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GROSS PROFIT:
GAAP gross profit	$24,612	$22,325	$71,147	$64,908
Stock-based compensation expense	163	109	362	232
Amortization of acquired intangible assets	507	508	1,523	1,523

Non-GAAP gross profit	$25,282	$22,942	$73,032	$66,663

LOSS FROM OPERATIONS:
GAAP loss from operations	$(1,552)	$(1,025)	$(5,294)	$(6,717)
Stock-based compensation expense	1,681	1,523	4,265	4,312
Merger-related expenses	—	62	21	138
Amortization of acquired intangible assets	784	774	2,333	2,353

Non-GAAP income from operations	$913	$1,334	$1,325	$86

NET LOSS:
GAAP net loss	$(1,618)	$(1,275)	$(5,623)	$(7,752)
Stock-based compensation expense	1,681	1,523	4,265	4,312
Merger-related expenses	—	62	21	138
Amortization of acquired intangible assets	784	774	2,333	2,353

Non-GAAP net income (loss)	$847	$1,084	$996	$(949)

GAAP diluted net loss per share	$(0.05)	$(0.04)	$(0.17)	$(0.24)

Non-GAAP diluted net income (loss) per share	$0.02	$0.03	$0.03	$(0.03)

Shares used in computing GAAP diluted net loss per share	33,345	32,636	32,956	32,560
Shares used in computing Non-GAAP diluted net income (loss) per share	35,554	33,493	34,336	32,560

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(1,618)	$(1,275)	$(5,623)	$(7,752)
Other expense, net	5	127	127	780
Provision for income taxes	61	123	202	255
Merger-related expenses	—	62	21	138
Depreciation and amortization	1,916	2,096	5,901	6,898
Stock-based compensation expense	1,681	1,523	4,265	4,312

Adjusted EBITDA	$2,045	$2,656	$4,893	$4,631

Brightcove Inc.

Business Unit and Industry Revenue as a Percentage of Total Revenue

Revenue by Business Unit
	Three Months Ended				Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Media Revenue	54%	53%	54%	55%	56%	56%	57%
Digital Marketing Revenue	38%	40%	39%	39%	39%	39%	38%
Volume Revenue	8%	7%	7%	6%	5%	5%	5%

Revenue by Industry (SIC)
	Three Months Ended				Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Media Revenue	48%	46%	49%	49%	51%	51%	52%
Non-Media Revenue	52%	54%	51%	51%	49%	49%	48%